Exhibit 10.2

CONVERTIBLE NOTE PURCHASE AGREEMENT

This CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of January 4, 2024 by and among OPKO Health, Inc., a Delaware corporation (the “Company”), and each of the purchasers identified on the signature pages hereto (each, a “Purchaser” and, together, the “Purchasers”).

RECITALS

WHEREAS, the Company has entered into a note purchase agreement, dated as of the date hereof, with J.P. Morgan Securities LLC, as representative of the several purchasers listed in Schedule 1 thereto, for the sale, in an offering exempt from registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Rule 144A promulgated under the Securities Act, of $200,000,000 aggregate principal amount of the Company’s 3.75% Convertible Senior Notes due 2029 (the “Notes”), convertible by the holder into, at the Company’s election, cash, shares of common stock of the Company, par value $0.01 per share (“Common Stock”), or a combination of cash and shares of Common Stock (the “Offering”);

WHEREAS, a preliminary offering circular, dated January 3, 2024 and attached as Exhibit A hereto (as amended or supplemented prior to the execution of this Agreement, the “Preliminary Offering Circular”), a pricing term sheet attached as Exhibit B hereto (the “Term Sheet” and, together with the Preliminary Offering Circular, the “Pricing Disclosure Package”) and an offering circular, dated January 4, 2024 (the “Offering Circular”) has been or will be prepared in respect of the Offering; and

WHEREAS, the Company also desires to issue and sell directly to the Purchasers, and the Purchasers, severally, and not jointly with each other, desire to purchase directly from the Company on the closing date of the Offering (the “Closing Date”), the aggregate principal amount of the Notes set forth on Schedule I hereto (the “Purchaser Notes”) pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.	The Company represents and warrants to each Purchaser that:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing in any such jurisdiction would not (i) have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), stockholders’ equity, business or results of operations of the Company, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement (any such effect as described in clauses (i) and (ii), a “Material Adverse Effect”);

(b) The Company has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; this Agreement has been duly and validly authorized, executed and delivered by the Company; and, when duly executed and delivered in accordance with its terms by the other parties hereto, this Agreement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(c) The Purchaser Notes have been duly authorized by the Company and, when duly executed, issued and delivered by the Company in accordance with the terms of the indenture to be dated as of the Closing Date (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”), and assuming due authentication of the Purchaser Notes by the Trustee, upon delivery to the Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture;

(d) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(e) The Purchaser Notes and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular;

(f) The documents filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of, and to the extent incorporated by reference in, the Preliminary Offering Circular, are hereinafter referred to as the “Exchange Act Reports” (provided that where only sections of such documents are specifically incorporated by reference, only such sections shall be considered to be part of the “Exchange Act Reports”); as of 11:59 p.m. (Eastern Time) on the date hereof (the “Applicable Time”), the Pricing Disclosure Package (including the Exchange Act Reports), as amended and supplemented immediately prior to the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions relating to the Purchaser Notes made in reliance upon and in conformity with information furnished in writing to the Company by any Purchaser or an affiliate (as such term is defined in Rule 405 under the Securities Act) of such Purchaser.

(g) The issue and sale of the Purchaser Notes and the performance by the Company of its obligations under the Purchaser Notes, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company, in each case as amended and in effect as of the date hereof (collectively, the “Organizational Documents”), or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the property or assets of the Company, except, with respect to clause (i) and (iii), for such conflicts, breaches, violations or defaults as would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Purchaser Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Purchaser Notes by the Purchasers or for the listing of the Common Stock underlying the Purchaser Notes on the NASDAQ Global Select Market or where the failure to obtain such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect;

(h) The Company is not (i) in violation of its Organizational Document or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), to the extent any such default would not reasonably be expected to have a Material Adverse Effect; and

(i) The Company has an authorized capitalization as set forth, or incorporated by reference, in the Pricing Disclosure Package and the Offering Circular, and all of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; any shares of Common Stock initially issuable upon conversion of the Purchaser Notes have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchaser Notes and the Indenture, will be validly issued, fully paid and nonassessable and will conform to the description of the Common Stock contained, or incorporated by reference, in the Pricing Disclosure Package and the Offering Circular.

2.	Subject to the terms and conditions herein set forth, and conditioned upon the closing of the Offering, the Company agrees to issue and sell to each Purchaser on the Closing Date, and such Purchaser agrees to purchase from the Company on the Closing Date, at a purchase price equal to 100% of the principal amount thereof, plus accrued interest (if any) thereon from January 9, 2024 to the applicable date of delivery of such Purchaser’s Purchaser Notes hereunder, the aggregate principal amount of the Purchaser Notes set forth across from such Purchaser’s name on Schedule I hereto.

3.	As of the date hereof and upon delivery of the Purchaser Notes, each Purchaser hereby represents and warrants to the Company and agrees that:

(a) Such Purchaser has the power and authority to execute and deliver this Agreement and to perform such Purchaser’s obligations hereunder; this Agreement has been duly and validly authorized, executed and delivered by such Purchaser; and, when duly executed and delivered in accordance with its terms by the other parties hereto, this Agreement will constitute a valid and legally binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(b) The issue and sale of the Purchaser Notes to such Purchaser and the performance by such Purchaser of its obligations under this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (ii) result in any violation of the provisions of the organizational documents of such Purchaser (if such Purchaser is not a natural person) or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the property or assets of such Purchaser, except, with respect to clause (i) and (iii), for such conflicts, breaches, violations or defaults as would not reasonably be expected to impair in any material respect the ability of such Purchaser to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required by such Purchaser for the purchase of the Purchaser Notes by such Purchaser or the consummation by such Purchaser of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Purchaser Notes by such Purchaser, for the listing of the Common Stock underlying the Purchaser Notes on the NASDAQ Global Select Market or where the failure to obtain such consent, approval, authorization, order, registration or qualification would not reasonably be expected to impair in any material respect the ability of such Purchaser to perform such Purchaser’s obligations under this Agreement or consummate the transactions contemplated by this Agreement;

(c) Such Purchaser understands that the Purchaser Notes and the Common Stock that may be issuable upon conversion of the Purchaser Notes have not been registered under the Securities Act or any state securities laws and acknowledges and agrees that such Purchaser Notes and Common Stock cannot and shall not be: (i) offered, resold or otherwise transferred except in compliance with the restrictive legends set forth on such Purchaser Notes and Common Stock or (ii) transferred to the CUSIP number for the Notes other than in connection with a sale pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement.

(d) Such Purchaser is aware that the Purchaser Notes will be substantially the same as the Notes but will not be entitled to additional interest as disclosed in the section entitled “Description of the notes—No registration rights; additional interest” in the Preliminary Offering Memorandum and will have, at the Company’s election, a different CUSIP from the Securities and, with respect to the Purchaser Notes and the Common Stock that may be issuable upon conversion of the Securities, different restrictive legends, substantially in the following form:

Purchaser Notes Legend:

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)         REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)         AGREES FOR THE BENEFIT OF OPKO HEALTH, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A)          TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)         PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C)          TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)          UNDER ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, IN ACCORDANCE WITH THE SAFE HARBOR PROVIDED BY RULE 144 UNDER THE SECURITIES ACT)

THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE. THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE EARLIEST OF (A) THE DATE ON WHICH THIS NOTE HAS BEEN SOLD TO A NON-AFFILIATE OF THE COMPANY PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SALE; (B) THE DATE ON WHICH THIS NOTE HAS BEEN SOLD TO A NON-AFFILIATE OF THE COMPANY PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; AND (C) THE DATE ON WHICH THE HOLDER OF THIS NOTE (X) HAS A “HOLDING PERIOD” (DETERMINED PURSUANT TO RULE 144(d) UNDER THE SECURITIES ACT) OF AT LEAST ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR THERETO AT SUCH TIME) AND (Y) IS NOT AN AFFILIATE OF THE COMPANY (AND HAS NOT BEEN AN AFFILIATE OF THE COMPANY DURING THE THREE MONTHS IMMEDIATELY PRECEDING); AND (2) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW. IN DETERMINING WHETHER THE HOLDER OF THIS NOTE (X) HAS A “HOLDING PERIOD” (DETERMINED PURSUANT TO RULE 144(d) UNDER THE SECURITIES ACT) OF AT LEAST ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR THERETO AT SUCH TIME) OR (Y) IS AN AFFILIATE OF THE COMPANY (OR HAS BEEN AN AFFILIATE OF THE COMPANY DURING THE THREE MONTHS IMMEDIATELY PRECEDING), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO MAKE SUCH DETERMINATION.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION ACCEPTABLE TO THEM AND MAY RELY UPON SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

Common Stock Legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)          REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)          AGREES FOR THE BENEFIT OF OPKO HEALTH, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A)          TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)          PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C)          TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)          UNDER ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, IN ACCORDANCE WITH THE SAFE HARBOR PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE. THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATEST OF: (1) THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE COMPANY’S 3.75% CONVERTIBLE SENIOR NOTES DUE 2029 (THE “NOTES”) OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; (2) THE DATE ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE FOR THE NOTES THAT THE SUBSTANTIALLY SIMILAR RESTRICTIONS APPLICABLE TO THE NOTES WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE GOVERNING THE NOTES AND (3) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION ACCEPTABLE TO THEM AND MAY RELY UPON SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

(e) Such Purchaser is aware that the Company is under no obligation to effect any such registration with respect to the Purchaser Notes and the Common Stock that may be issuable upon conversion of the Purchaser Notes; such Purchaser has not been formed solely for the purpose of making an investment in the Purchaser Notes and is purchasing the Purchaser Notes for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same; such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Purchaser Notes and the Common Stock that may be issuable upon conversion of the Purchaser Notes;
(f) Such Purchaser acknowledges that the Company has given such Purchaser access to the corporate records and accounts of the Company, has made its officers and representatives available for interview by such Purchaser, and has furnished such Purchaser with all documents and other information required for such Purchaser to make an informed decision with respect to the investment in the Purchaser Notes and the Common Stock that may be issued upon conversion of the Purchaser Notes. Such Purchaser has received, reviewed and understood the materials and information made available to such Purchaser in connection with the transactions contemplated by this Agreement and conducted and completed its own independent due diligence with respect to the transactions contemplated by this Agreement. Based on such information as such Purchaser has deemed appropriate, such Purchaser has independently made its own analysis and decision to enter into the transactions contemplated by this Agreement. Except for the representations, warranties and agreements of the Company expressly set forth herein, such Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the transactions contemplated by this Agreement, the Purchaser Notes and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters

(g) Such Purchaser is (a) an “accredited investor” within the meaning of Rule 501(a) under the United States Securities Act of 1933, as amended, (b) an Institutional Account as defined in FINRA Rule 4512(c) and (c) a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the transactions contemplated by this Agreement. Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Purchaser Notes and participation in the transactions contemplated by this Agreement (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Purchaser, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Purchaser’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Purchaser is bound and (v) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Purchaser Notes. Such Purchaser is able to bear the substantial risks associated with its purchase of the Purchaser Notes, including but not limited to loss of its entire investment therein.

4.	The Purchaser Notes to be purchased by the Purchasers hereunder will be represented by, at the Company’s election, (i) one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian or (ii) one or more physical securities in registered certificated form. The Company will deliver the Purchaser Notes to each Purchaser (by causing DTC to credit the Purchaser Notes to the account of such Purchaser at DTC in the case of book-entry securities), against payment by or on behalf of such Purchaser of the purchase price therefor (plus accrued and unpaid interest, if any) by wire transfer in Federal (same day) funds; provided, that, any Purchaser may, in lieu of paying all or any portion of such purchase price in cash, instead exchange any or all of the Company’s issued and outstanding 5.0% Convertible Notes due 2025 (the “Existing Notes”) held by such Purchaser, which Existing Notes may be exchanged for Purchaser Notes on the basis of $1,000 principal amount of Existing Notes for each $1,000 principal amount of Purchaser Notes, and all accrued and unpaid interest on such Purchaser’s Existing Notes delivered in exchange for Purchaser Notes shall be exchanged for an equal aggregate principal amount of Purchaser Notes (rounded down to the nearest $1,000, with the remainder paid by the Company to such Purchaser in cash), in each case as set forth on Schedule I. The time and date of such delivery and payment shall be the Closing Date or such other time and date as the Purchasers and the Company may agree in writing, and each Purchaser exchanging Existing Notes for Purchaser Notes shall deliver to the Company such instruments of transfer as the Company may reasonably request to effect the surrender by such Purchaser of such Purchaser’s Existing Notes and the cancellation thereof by the Company. The Company shall notify the Purchases of the anticipated Closing Date at least two business days in advance of such date.

5.	Each Purchaser agrees that it will not resell any of the Purchaser Notes which constitute “restricted securities” as defined by Rule 144 promulgated under the Securities Act other than pursuant to a registration statement that has been declared effective under the Securities Act, in accordance with Rule 144 under the Securities Act or otherwise in a transaction exempt from the registration requirements of the Securities Act.

6.	All statements, requests, notices and agreements hereunder shall be in writing, and if to a Purchaser shall be delivered or sent by mail or email transmission as set forth next to such Purchaser’s signature on the signature pages hereto:

and if to the Company shall be delivered or sent by mail or facsimile transmission to:
OPKO Health, Inc. 4400 Biscayne Blvd. Miami, FL 33137 Attention: Adam Logal Email: alogal@opko.com with a copy (which shall not constitute notice) to:
Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Suite 4400 Miami, FL 33131 Attention: Drew M. Altman Email: altmand@gtlaw.com

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

7.	This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers and the Company, and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement; provided that the Company shall not assign this Agreement, or any of its rights, remedies, obligations or liabilities hereunder, without the prior written consent of the Purchasers, and no Purchaser shall assign this Agreement, or any of its rights, remedies, obligations or liabilities hereunder, without the prior written consent of the Company.

8.	Time shall be of the essence of this Agreement.

9.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

10.	THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

11.	The Company and each Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

12.	This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Electronically scanned signatures, including by email attachment, and electronic signatures, including by DocuSign, shall be deemed originals for all purposes of this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Convertible Note Purchase Agreement as of the date first written above.

COMPANY: OPKO HEALTH, INC. By:__/s/ Steven D. Rubin______________ Name: Steven D. Rubin Title: Executive Vice President, Administration

PURCHASERS:

FROST GAMA INVESTMENTS TRUST By: /s/ Phillip Frost Name: Phillip Frost, M.D. Title: Sole Trustee

/s/ Jane H. Hsiao Jane H. Hsiao, Ph.D., MBA

EVER EAGLE LIMITED By: /s/ Yin Chung-Yao Name: Yin Chung-Yao Title: Director

SCHEDULE I

Purchasers:	Principal Amount of Existing Notes to be Exchanged	Accumulated Interest	Principal Amount of Notes to be Purchased
Frost Gamma Investments Trust	$25,000,000	$7,308,219.13	$32,308,000
Jane H. Hsiao, Ph.D., MBA	$5,000,000	$1,452,739.96	$6,452,000
Ever Eagle Limited	$25,000,000	$7,294,520.50	$32,294,000

EXHIBIT A

PRELIMINARY OFFERING CIRCULAR

EXHIBIT B

TERM SHEET